Exhibit 5.4

Final Version	Level 61 Covernor Philip Tower 1 Farrer Place Sydney NSW 2000 Australia T +61 2 9296 2000 F +61 2 9296 3999 www.kwm.com

21 May 2024	Ken Astridge Partner T + 61 2 9296 2146

To	Brookfield Corporation

Brookfield Place, Suite 100

181 Bay Street, P.O. Box 762

Toronto, Ontario, Canada, M5J 2T3

Brookfield Finance (Australia) Pty Ltd

Level 19, 10 Carrington Street,

Sydney, NSW 2000, Australia

Dear Sirs and Mesdames

Brookfield Finance (Australia) Pty Ltd (“Australian Issuer”)

SEC Registration Statement for the issuance of Debt Securities

We refer to the filing with the Securities and Exchange Commission (“SEC”) under the United States Securities Act 1933, as amended (“Securities Act”), of the Registration Statement on Forms F-10 and F-3 dated 21 May 2024, as amended (the “Registration Statement”) relating to the registration, among other things, of Debt Securities of the Australian Issuer in respect of which we have acted as your legal advisers in New South Wales (“NSW”) and the Commonwealth of Australia (“Australia”) (together the “Relevant Jurisdictions”).

This opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by the courts of the Relevant Jurisdictions, at 9.00am (Sydney time) on the date of this opinion. We express no opinion about the laws of any other jurisdiction or (except as expressly provided in paragraph 4) factual matters.

Capitalised terms that are not defined in this opinion have the meaning given to them in the Registration Statement, unless the context otherwise requires.

This opinion is given on the basis that it will be construed in accordance with the laws of NSW. Anyone relying on this opinion agrees that this opinion and all matters (including, without limitation, any liability) arising in any way from it are to be governed by the laws of NSW and will be subject to the non-exclusive jurisdiction of NSW.

1	Documents

We have examined copies (certified or otherwise identified to our satisfaction) of, and rely on, the following documents:

(a)

an indenture to be entered into in connection with the issuance of AUS Issuer Debt Securities thereunder, and a form of which is being filed as an exhibit to the Registration Statement (the “Indenture”);

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(b)	the certificate of registration and the constitution (“Constitution”) of the Australian Issuer; and

(c)

the resolutions of the board of directors of the Australian Issuer and the approvals of officers of the Australian Issuer pursuant to those resolutions authorising the filing of the Registration Statement, the Indenture and the issue of the AUS Issuer Debt Securities.

In this opinion “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

2	Assumptions

We have assumed:

(a)	the authenticity of all dates, signatures, seals, duty stamps and markings;

(b)	the completeness, and conformity to originals, of all documents submitted to us;

(c)	that:

(i)	all authorisations specified above remain in full force and effect; and

(ii)	all authorisations required for the AUS Issuer Trustees to enter into the Indenture have been obtained and remain in full force and effect;

(d)	that:

(i)	any future amendment to the Indenture does not in any way affect the matters opined upon in this opinion;

(ii)	there has been no breach or repudiation of, or waiver of any rights or obligations under the Indenture; and

(iii)	the Australian Issuer and the AUS Issuer Trustees remain ready, willing and able to perform their respective obligations under the Indenture;

(e)

that the Indenture and the AUS Issuer Debt Securities will be executed and delivered and, in the case of the AUS Issuer Debt Securities, authenticated by duly authorised signatories and delivered outside Australia in the form which we have examined and that all formalities required under the laws of the place of execution of the Indenture will be complied with by the Australian Issuer and the AUS Issuer Trustees;

(f)

that the obligations under the Indenture and the AUS Issuer Debt Securities will be valid and binding obligations of the Australian Issuer and the AUS Issuer Trustees under all relevant laws (including the laws of the Relevant Jurisdictions except insofar as they affect the obligations of the Australian Issuer);

(g)	that all the provisions in the Indenture will be strictly complied with by the Australian Issuer and the AUS Issuer Trustees;

(h)	that the AUS Issuer Debt Securities will be offered and sold in compliance with all relevant laws and in the manner contemplated by the Registration Statement and the Indenture;

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(i)	that:

(i)	the resolutions of the boards of directors referred to in paragraph 1(c) were properly passed (including that any meeting convened was properly convened);

(ii)	all directors who participated and voted were entitled so to do;

(iii)	the directors and officers of the Australian Issuer granting the approvals referred to in paragraph 1(c) have properly performed their duties; and

(iv)	all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed,

but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the authorisations referred to in paragraph 1(c) that would lead us to believe otherwise;

(j)	that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(k)

that neither the Australian Commissioner of Taxation nor any other governmental authority having the power to do so has given nor will give a statutory notice or direction requiring the Australian Issuer (or any person on its behalf) to deduct from sums payable by it to a person under the Indenture or the AUS Issuer Debt Securities any taxes or other charges payable by the payee. It is unlikely that such a notice or direction would be given unless the amount of tax or other charges was in dispute or the payee had failed to pay tax or other charges payable by it;

(l)	that immediately following:

(i)	execution of the Indenture, the Australian Issuer will be solvent; and

(ii)	issue of the AUS Issuer Debt Securities, the Australian Issuer will be solvent;

(m)	that the AUS Issuer Trustees are not related parties of the Australian Issuer for the purposes of the Corporations Act 2001 of Australia (“Corporations Act”);

(n)

that no person has been, or will be, engaged in conduct that is unconscionable, dishonest or misleading or deceptive or likely to mislead or deceive (whether by act or omission) that might make any part of this opinion incorrect and there are no facts or circumstances not evident from the face of the documents listed in paragraph 1 that might make any part of this opinion incorrect; and

(o)

for the purposes of the opinion given in paragraph 4(e), we assume that the issuance, sale or transfer of the AUS Issuer Debt Securities in the manner contemplated in the Indenture will not result in a person (alone or with “associated persons”) obtaining an entitlement to a distribution of 90% or more of the property of the Australian Issuer (disregarding any distribution of property to a person in their capacity as the holder of a debt interest within the meaning of Division 974 of the Income Tax Assessment Act 1997 of Australia).

We have not taken any steps to verify these assumptions and assume that you do not know or suspect that any of these assumptions is incorrect.

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3	Searches

We have examined and rely on:

(a)	an extract of company information for the Australian Issuer obtained from the Australian Securities and Investments Commission (“ASIC”) in Sydney; and

(b)	a search of the insolvency notices website maintained by ASIC to determine if any notices have been published in relation to the Australian Issuer,

in each case as at, respectively, approximately 9 am local time on 21 May 2024.

These records are not necessarily complete or up to date. We have not examined documents filed by the Australian Issuer with ASIC nor have we made any other searches.

4	Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)	the Australian Issuer is incorporated and validly existing under the laws of Australia and is capable of suing and being sued in its corporate name;

(b)	the Australian Issuer has the corporate power and authority to:

(i)	approve the Indenture and observe its obligations under it; and

(ii)	issue the AUS Issuer Debt Securities and observe its obligations under them;

(c)	the Australian Issuer has taken all corporate action required on its part to authorise:

(i)	the filing of the Registration Statement for the issue and sale of the AUS Issuer Debt Securities; and

(ii)	the Indenture;

(d)

insofar as the laws of the Relevant Jurisdictions are applicable, the Australian Issuer’s obligations under the Indenture and the AUS Issuer Debt Securities are legal, valid, binding and (subject to the terms of the Indenture) enforceable; and

(e)	no ad valorem stamp duty is payable in the Relevant Jurisdictions on the Indenture or in connection with the observance of obligations under it.

The expression “enforceable” means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms.

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5	Qualifications

This opinion is subject to the following qualifications:

(a)

the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation, reconstruction, fraudulent transfer or moratoria), certain equitable remedies, by general law doctrines or statutory relief in relation to matters such as fraud, misrepresentation, mistake, duress, unconscionable conduct, unfair contracts legislation, frustration, estoppel, waiver, lapse of time, penalties, courts retaining their ability to adjudicate, public policy or illegality or similar laws and defences generally affecting creditors’ rights;

(b)

an obligation and the rights of a creditor with respect to it may be affected by laws relating to insolvency (including, without limitation, administration) and by a specific court order obtained under laws and defences generally affecting creditors’ rights;

(c)	the rights of a party to enforce its rights against the Australian Issuer may be limited or affected by:

(i)

breaches by that party of its obligations under the Indenture or the AUS Issuer Debt Securities, or misrepresentations made by it in, or in connection with, the Indenture or the AUS Issuer Debt Securities;

(ii)	conduct of that party which is unlawful; or

(iii)	conduct of that party which gives rise to an estoppel or claim by the Australian Issuer;

(d)	the availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

(e)	an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

(f)	a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

(g)	the laws of the Relevant Jurisdictions may require that:

(i)	parties act reasonably and in good faith in their dealings with each other, including, without limitation, in exercising rights, powers or discretions or forming opinions;

(ii)	discretions are exercised reasonably; and

(iii)	opinions are based on good faith;

(h)

a party entering into the Indenture may, in doing so, be acting, or later be held to have acted, in the capacity of a trustee under an undocumented or partially documented constructive, implied or resulting trust which may have arisen as a consequence of that party’s conduct;

(i)	the question whether a provision of the Indenture which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(j)	an indemnity for legal costs may be unenforceable;

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(k)	we express no opinion as to:

(i)	any provision of a document that requires a person to do or not do something that is not clearly identified in the provision, or to comply with another document;

(ii)	provisions precluding oral amendments or waivers;

(iii)	except in paragraph 4(e), Australian tax law;

(iv)	the capital treatment of the AUS Issuer Debt Securities (when issued);

(v)

the accuracy, completeness, correctness or suitability of any formula, equation or mathematical calculation set out in any document. If any formula, equation or mathematical calculation is inaccurate, incomplete or unsuitable for the purpose of determining the amounts or matters for which it has been included, then a court may find that the relevant formula, equation or mathematical calculation is void for uncertainty;

(vi)	any:

(A)	proposal to introduce or change a law, or any pending change in law;

(B)	law which has been enacted and has not commenced, or if it has commenced, has not started to apply; or

(C)	pending judgment, or the possibility of an appeal from a judgment, of any court,

or the implications of any of them; or

(vii)

whether unfair contract terms legislation financial products and services as set out in Division 2, Subdivision BA of the Australian Securities and Investment Commission Act 2001 of Australia (“Unfair Contracts Terms Legislation”) applies to any document (e.g. if it is a standard form document), but note that if it does and the relevant document includes any provision which is an unfair term as provided in the Unfair Contracts Terms Legislation, among other things, that provision may be void and civil penalties may apply;

(l)	laws in connection with sanctions, terrorism or money laundering may restrict or prohibit payments, transactions and dealings in certain cases;

(m)

a court will not give effect to a currency indemnity, a choice of laws to govern a document or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions. However, we consider it is unlikely that a court in the Relevant Jurisdictions would reach such a conclusion in relation to New York law;

(n)	a payment made under mistake may be liable to restitution; and

(o)

we express no opinion in respect of the Registration Statement (and for the avoidance of doubt, including the documents incorporated by reference in the Registration Statement) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no

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material facts have been omitted from them. Furthermore, we express no opinion as to whether the Registration Statement contains all the information required in order for the issuance, offer and sale of the AUS Issuer Debt Securities not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law.

We consent to the filing of this opinion as an exhibit to the Registration Statement when filed by the Australian Issuer with the SEC, to this opinion being incorporated by reference in the Registration Statement and to the reference to our firm under the headings “Legal Matters” and “Documents Filed as Part of the Registration Statement” in the prospectus relating to the Debt Securities. In giving such consent, we do not thereby concede or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and we have no obligation to update it.

Yours faithfully

/s/ KING & WOOD MALLESONS